Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A-4 of our report dated August 12, 2011 with respect to the audited balance sheet of the Company as of June 30, 2011 and the related statement of expenses, changes in stockholders’ equity, and cash flows for the period from June 23, 2011 (inception) through June 30,2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone bailey.com
Houston, Texas

January 6, 2012